                                                                   EXHIBIT 10.03


                               DATED 9 APRIL 1998



                            HILL SAMUEL BANK LIMITED
               (AS TRUSTEE FOR HILL SAMUEL PROPERTY UNIT TRUST)



                                      -TO-



                             SYMANTEC (UK) LIMITED

                                    - AND -

                              SYMANTEC CORPORATION



                                     LEASE

                                      -OF-



                           LAND AND PREMISES KNOWN AS
                     ST. CLOUD GATE COOKHAM ROAD MAIDENHEAD



                         TERM COMMENCES [25 MARCH 1998]

                         TERM 20 YEARS

                         TERM EXPIRES [24 MARCH 2018]

                               H.M. LAND REGISTRY

                        LAND REGISTRATION ACT 1925-1986


                           COUNTY/DISTRICT  Berkshire

                           TITLE NOS        BK284696 and BK264027

                           PROPERTY         St. Cloud Gate Cookham Road
                                            Maidenhead


     THIS LEASE is made the 9th day of April One thousand nine hundred and ninety-eight BETWEEN: HILL SAMUEL BANK LIMITED whose registered office is at 71 Lombard Street, London EC3P 3BS (hereinafter called "the Lessors") of the first part SYMANTEC (UK) LIMITED whose registered office is at St. Cloud Gate, Maidenhead, Berkshire SL6 8XD (hereinafter called "the Lessees") of the second part and SYMANTEC CORPORATION whose principal place of business is 10201 Torre Avenue Cupertino California USA (hereinafter called "the Surety") of the third part



DEFINITIONS


WHEREAS in this Lease unless there is something in the context inconsistent therewith the following expressions shall have the following meanings:

     "the Lessors"       shall mean the Lessors or other the reversioner for
                         the time being immediately expectant on the term hereby created and if at any time during this demise there shall be any Superior Lessors shall (where the context so admits) include additional references to such Superior Lessors

     "the Lessees"       shall mean the Lessees and the successors in title and
                         permitted assigns of the Lessees


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"Plan No. 1"                  means Plan No. 1 annexed hereto.

"Plan No. 2"                  means Plan No. 2 annexed hereto.

"the demised premiums"        shall mean all that land and premises shown for
                              the purposes of identification only edged red on Plan No. 1 known as St. Cloud Gate Cookham Road
                              Maidenhead including:

                              (i) all sewers, drains, pipes, wires, cables conduits and other conducting media exclusively serving such premises

                              (ii) all Landlord's fixtures, fittings, plant and equipment in or about such premises

                              (iii) all additions, extensions, amendments and
                                    improvements to such premises and shall
                                    include all boundary structures of whatever type save for any on those boundaries shown coloured blue and purple on Plan No. 2

"the Wilderness Clinic"       shall mean all that land and premises shown edged
                              green on Plan No. 1 including all buildings, structures, car parking spaces, landscaped areas, roadways, footpaths, fences, gates, plant equipment and other appurtenances, amenities and facilities thereon.

"the Service Installations"   shall mean all drains, sewers, gutters, pipes,
                              wires
                              cables, ducts and other conducting media and other pumps plant equipment and installations for the drainage of and supply of water electricity lighting and other services to and from the demised premises and the Wilderness Clinic which shall be in on or running through under or serving the demised premises or the Wilderness Clinic and do not exclusively serve the demised premises or the Wilderness Clinic

"the Transfer Deeds"          shall mean the three deeds of transfer dated 18th
                              January 1990 relating to the land forming part of the Wilderness Clinic referred to in entry numbers
                              5 6 and 7 of the Property Register of the said title number BK264027 and entry numbers 4 5 and 6 of the said title number BK284696

"the Council Deed"            shall mean the deed dated 3rd August 1993 made
                              between the Royal Borough of Windsor and Maidenhead(1) and Crest Estates Limited(2)

"the Supplemental Deeds"      shall mean the three deeds dated 3rd August 1993
                              made between Crest Estates Limited of the one part and respectively Roger William Sparrow and others
                              Alexander Buchanan Baillie-Hamilton and others and Michael John Rickford Barnes and another of the other part

"Value Added Tax"             shall mean Value Added Tax or any similar or
                              substitute tax or charge

                            (Overview of Plan No. 1)

                            (Overview of Plan No. 2)

NOW THIS DEED WITNESSETH as follows:-


Premises

1. IN consideration of the rents hereinafter reserved and the covenants by the Lessees and the Surety hereinafter contained the Lessors at the request of the Surety hereby demise unto the Lessees ALL THAT the demised premises TOGETHER WITH (in common with the Lessors and all others entitled to the like rights and benefits):

1.1 the benefit of the rights reserved to and the covenants in favour of Crest Estates Limited by virtue of the Transfer Deeds (as varied by the Supplemental Deeds)

1.2 the benefit of the rights reserved to and granted to and the covenants in favour of Crest Estates Limited by virtue of the Supplemental Deeds

1.3 the benefit of the rights granted to and the covenants in favour of Crest Estates Limited by virtue of the Council Deed


TO HOLD the same unto the Lessees for the term of 20 years from the 25 day of March 1998 (subject to determination as hereinafter provided) SUBJECT TO:

1.3.1 the exceptions reservations agreements declarations covenants rights and other matters (other than charges to secure money) contained or referred to in the Property and Charges Registers of Title Numbers BK284696 and BK264027

1.3.2 the rights granted to the transferees in the Transfer Deeds (as varied by the Supplemental Deeds)

1.3.3 the rights granted to the transferees and the covenants contained in the Supplemental Deeds

1.3.4    the provisions of clauses 4 and 5 of the Council Deed


YIELDING AND PAYING therefore (exclusive of any Value Added Tax) during the said term the yearly rents set out in and to be assessed in accordance with the provisions of the First Schedule hereto such rents to be paid by equal quarterly payments in advance on the usual quarter days in every year clear of all deductions the first of such payments to be made on the (16-1/2 months rent free) and to be a due proportion for the period from the 10 day of August 1999 to the quarter day next ensuing thereafter AND ALSO YIELDING AND PAYING (exclusive of aforesaid) on demand by way of further rent with effect from the 25 day of March 1998.

1.3.4.1 sums equal to such reasonable amounts as the Lessors may from time to time pay by way of premiums for keeping the insurances relating to the demised premises in force in accordance with their covenant in that behalf hereinafter contained (including the whole amount of any increased premium or expense of renewal attributable to the demised premises by reason of any act or omission of the Lessees their underlessees or their respective servants agents licensees or invitees)


Lessees' covenants on rent outgoings and insurance

2.       THE Lessees HEREBY COVENANT with the Lessors as follows:

2.1      To pay rent

         To pay the said yearly rents on the days and in manner hereinbefore provided

2.2      To pay rates

         To pay and discharge all rates taxes duties charges assessments outgoings and impositions whatsoever (whether parliamentary local parochial or otherwise and whether or not of a capital or non-recurring nature but excluding any taxes (other than Value Added Tax) or other sums due or arising by reason of the payments to be made by the Lessees to the Lessors under the provisions of this Lease or by reason of any dealing with the reversion hereto) which now are or may at any time hereafter be assessed charged or imposed upon the demised premises or on the owner or occupier in respect thereof and without prejudice to the generality of the foregoing to pay any empty rate rating surcharge or other similar imposition which may from time to time be imposed upon or payable in respect of the demised premises and also to pay and discharge all business or other rates in respect of the demised premises during the last 3 months of the said term howsoever determined and not to claim void rating or other similar relief in respect of empty or unoccupied property during the said period of three months

2.3     Vitiation of insurance

2.3.1 Not to do or fail to do anything whereby the Policy or Policies of insurance effected by the Lessors in respect of the demised premises for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and forthwith to pay on demand to the Lessors all sums payable by way of increased premiums and all expenses incurred by the Lessors in or about the renewal of such Policy or Policies rendered necessary by a breach of this covenant

2.4     As to consequences of Lessees' default

2.4.1 In the event of the demised premises being wholly or partially destroyed or injured by any act or default on the part of or suffered by the Lessees their underlessees or their respective servants agents licensees or invitees whereby any Policy or Policies of Insurance thereon or on any part thereof effected by the Lessors shall have been rendered void or voidable or payment of the whole or


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
        or payment of the whole or part of the insurance moneys be refused to pay on demand and upon production of evidence of such refusal to the Lessors the amount of the Insurance monies that the Insurer refused to pay to the Lessors or such sum as shall represent the reasonable costs to the Lessors of rebuilding or reinstating the demised premises whichever shall be the lesser amount.

2.5     Not to insure

2.5.1 Not to effect any policy of insurance of any part of the demised premises

2.6     To give notice if vacant

2.6.1 Not to leave the demised premises or any part thereof vacant or unoccupied without first giving the Lessors reasonable notice in writing of the intention so to do the Lessees paying any additional or increased premium required by the insurers

2.7     To give notice of damage

2.7.1 In the event of the demised premises being destroyed or damaged by any of the insured risks to give notice in writing to the Lessors as soon as possible

2.8     To pay monies to Lessors

        In the event of the demised premises or any part thereof being destroyed or damaged to pay to the Lessors on demand the amount of any excess required by the insurers or by the Lessors under any policy of insurance for the demised premises

Lessees' covenants on repair


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3.   THE Lessees HEREBY FURTHER COVENANT with the Lessors as follows-

3.1  To repair

     To put and keep in good and substantial repair and well and substantially to uphold support sustain and maintain throughout the term hereby granted the whole of the demised premises to the reasonable satisfaction of the Lessors and insofar as it shall be inappropriate to repair the same to renew rebuild or replace the demised premises or any part or parts thereof with good and substantial materials and in a thorough and workmanlike manner and to the reasonable satisfaction of the Lessors PROVIDED THAT to the extent that the cost of making good such damages is recoverable from the insurers or to the extent payment may be made to the Lessors by the Lessees under the terms of Clause 2(3) hereof the Lessees shall not be required to repair any damage to the demised premises which shall be insured against by the Lessors and which the Lessors are required to reinstate under their covenants in that behalf hereinafter contained

3.2  To paint interior

     Once in every fifth year calculated from the commencement of the said term and in the last six months thereof howsoever determined to prepare and paint in a proper and workmanlike manner with at least two coats of best quality paint and paper polish and otherwise treat as appropriate all such parts of the inside of the demised premises and all additions thereto as are previously were or ought to be so painted papered polished varnished and treated and so that in the last six months of the said term all tints colours and patterns used by the Lessees in accordance with the provisions hereof shall first be approved in writing by the Lessors (such approval not to be unreasonably withheld) all such works to be carried out to the reasonable satisfaction of the Lessors

3.3    To paint exterior

       Once in every third year calculated from the commencement of the said term and in the last six-months thereof howsoever determined to paint varnish stain or otherwise treat in a proper and workmanlike manner with at least two costs of best quality paint stain or other appropriate substance the exterior of the demised premises or structures in or on the demised premises which are previously were or ought to be so painted varnished stained or otherwise treated and to clean point make good and restore any brickwork cement stucco or stonework of the demised premises and walls in or on the demised premises when necessary all such works to be carried out to the reasonable satisfaction and (if required by the Lessors and at the cost of the Lessors) under the supervision or inspection of the Lessors

3.4    To clean windows

       Thoroughly to clean the interior and exterior of all windows comprised in the demised premises at intervals of not more than one month

3.5    To keep tidy etc.

3.5.1 To keep all open areas including roads paths parking areas and landscaped areas of the demised premises clean neat and tidy and clear of refuse or obstructions (other than parked vehicles on parking areas)

3.5.2 Not to store or stack materials or goods on the open areas of the demised premises

3.5.3 Properly to mow trim cultivate and tend all landscaped areas of the demised premises and to replace any trees or shrubs which may die or become diseased




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
3.6    To maintain plant and equipment etc.

3.6.1 To maintain in good and serviceable condition all Lessors fixtures fittings plant and equipment in or upon the demised premises and to replace such of them as may become worn out lost or unfit for use by substituting others of a like nature (but of no lessor quality)

3.6.2 To replace all carpets and floor coverings in the demised premises as often as reasonably necessary in equivalent style and quality to the carpet presently laid at the demised premises

3.6.3 At the Lessees' own cost to enter into contracts for the regular inspection maintenance and repair (with persons approved by the Lessors) of plant and machinery in the demised premises if the Lessors so reasonably require and to produce such contracts and all reports and invoices connected with them whenever so requested

3.7    To yield up at end of term

       At the expiration or sooner determination of the said term

3.7.1 quietly to yield up unto the Lessors the demised premises additions and improvements thereto (tenants fixtures and excepted) in such state and condition as shall be consistent with full and due performance by the Lessees of the covenants on their part herein contained

3.7.2 to make good to the reasonable satisfaction of the Lessors any and all damage caused by the removal of tenant's fixtures equipment

3.7.3 to remove all partitioning or other alterations installed or effected by the Lessees in on or to the demised premises and to make good the demised premises to the reasonable satisfaction of the Lessors unless such requirements shall have been waived in writing by the Lessors whether as to the whole or any part of any partitioning or alterations constructed by the Lessees

3.7.4 in the event of any breach of any of the foregoing obligations contained in this sub-clause (without prejudice to any other rights of the Lessors) to pay to the Lessors a sum equivalent to the costs and expenses reasonably required for the carrying out of works to remedy such breach where the Landlord intends to relet the demised premises

LESSEES' COVENANTS ON ALIENATION

4.        THE Lessees hereby further covenant with the Lessors as follows:-

4.1       Not to assign etc part

          Not save as provided in clauses 4.3 and 4.12 to assign charge share or part with possession of part only (as opposed to the whole) of the demised premises

4.2       Not to assign whole without consent

4.2.1 Not to assign the whole (as opposed to any part) of the demised premises other than

4.2.1.1 To a company where in the reasonable opinion of the Landlord the proposed assignee is of sufficient financial standing to enable it to comply with the covenants on the part of the Tenant in this Lease or

4.2.1.2 to a company with (in accordance with the following provisions of this Lease) covenants in the terms set out in the Second Schedule hereto in favour of the Lessors from a surety which in the reasonable opinion of the Landlord is of sufficient financial standing to enable it to comply with the covenants on the part of the Tenant in this Lease

4.2.2 Subject as aforesaid not to assign the whole of the demised premises to a company not resident in the United Kingdom or to a company with covenants in the terms set out in the Second Schedule hereto in favour of the Lessors from a surety not resident in the United Kingdom unless prior to such assignment the assignee has delivered to the Lessors free of cost to the Lessors either

4.2.2.1 A sum by way of rent deposit equal to six months rent at the rate hereby reserved and payable at the date of such assignment together with a rent deposit deed in such form as the Lessors shall reasonably require including (without prejudice to the generality of the foregoing) a covenant by such assignee and by any then existing surety to increase from time to time the amount of such rent deposit to a sum equal to six months' rent at the rate reserved and payable hereunder from time to time of

4.2.2.2 a guarantee of payment to the Lessors (such guarantee to endure for a term of five years from the date of the assignment) of a sum equal to six months' rent at the rate reserved and payable hereunder from time to time from a bank incorporated in the United Kingdom and authorised to carry on a banking business in the United Kingdom under the Banking Act 1987 such guarantee to be in such form as the Lessors shall reasonably require

4.2.3 Subject as aforesaid not to assign or charge the whole (as opposed to any part) of the demised premises without the previous written consent of the Lessors (such consent not to be unreasonably withheld) and in the event of the Lessors consenting to an assignment of the whole of the demised premises to procure that


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

        the assignee enters into covenants with the Lessors free of cost to the Lessors to pay the rents hereby reserved and to observe and perform the covenants on the part of the Lessees herein contained during such period as this lease is vested in such assignee or until the expiration of the fifth year of the term hereby granted (whichever date shall be the later)

4.2.4 PROVIDED THAT for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 the Lessors shall be entitled to withhold consent unless the circumstances set out in the Third Schedule and the conditions set out in the Fourth Schedule hereto are satisfied and complied with

4.3     Not to underlet whole or part save as provided

        Not to underlet or share or part with possession of the demised premises save (i) by way of an Underlease of the whole of the demised premises or (ii) by way of an Underlease or Underleases of the whole of each floor of office accommodation comprising the net lettable area from time to time of the ground first and/or second floors of the building forming part of the demised premises and a due proportion of the car parking spaces (if appropriate) PROVIDED THAT the Lessees shall not by virtue of any such underletting or otherwise at any time permit the demised premises to be occupied by more than three separate occupiers (including the Lessees and any member or members of the same group of companies as the Lessees within the meaning of s42 of the Landlord and Tenant Act 1954 being together one occupier) and
        (iii) subject to the provisions of sub-clause (4.4) of this clause

4.4     Not to underlet save as provided

        Not to underlet the whole or any part of the demised premises save
        (i) after completion of a license to underlet under which the intended underlessee covenants direct with the Lessors to observe and perform the covenants and conditions on the part of the Lessees herein contained (other than the payment of the rent hereby reserved) and (ii) by way of an Underlease

4.4.1 at the best rent reasonably obtained on a letting with vacant possession and without fine or premium and at a rent not less than the rent reserved and payable under this Lease from time to time or a fair and reasonable proportion thereof in the case of an underletting of part (unless the Lessors shall otherwise consent (which consent shall not be unreasonably withheld)) when the Lessors may then impose such further conditions in such circumstances as the Lessors may reasonably require)

4.4.2 containing provisions for the review of the rent reserved thereby in an upwards direction only to full market rental on a vacant possession basis on the dates stipulated for the review of rent under this Lease

4.4.3 containing provisions for the underlessee to be liable for all outgoings and repairs relating to the premises sub-demised or for reimbursement of the actual cost thereof incurred by the Lessees

4.4.4 containing provisions that the underlessee shall be at liberty to use the premises sub-demised only for a purpose for the time being authorised under this lease

4.4.5 to a respectable and responsible underlessee having the previous written approval of the Lessors (such approval not to be unreasonably withheld)

4.4.6 in the case of an Underlease to a Limited Company containing covenants (if reasonably required by the Lessors) by a Surety or sureties having the previous written approval of the Lessors (such approval not to be unreasonably withheld) guaranteeing the performance and observance of the covenants on the part of the underlessee thereunder throughout the term of such Underlease and in the form set out in the Second Schedule hereto with such variations as the Lessors shall


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
        reasonably require

4.4.7 in such form and with such covenants conditions and stipulations as shall have been previously approved in writing by the Lessors such approval not to be unreasonably withheld or delayed

4.4.8 in the case of an Underlease of part containing an agreement duly authorised by a court of competent jurisdiction excluding in relation to the tenancy thereby created the provisions of Section 24 to 28 of the Landlord and Tenant Act of 1954

4.5     Not to permit assignments of Underleases save as provided

        Not to permit the assignment of any Underleases save by way of an Assignment of the whole of the premises thereby demised

4.5.1 to a respectable and responsible tenant having the previous written approval of the Lessors (such approval not to be unreasonably withheld) who has previously entered into a direct covenant with the Lessors to observe and perform the covenants and conditions on the part of the tenants contained in such Underlease

4.5.2 in the case of an assignment of such Underlease to a private Limited Company containing covenants (if reasonably required by the Lessors) by a Surety or Sureties having the previous written approval of the Lessors (such approval not to be unreasonably withheld) guaranteeing the observance and performance of the covenants on the part of the Underlessee thereunder throughout the residue of the term of such Underlease and in the form set out in the Second Schedule hereto with such variations as shall be reasonably necessary.

4.6     To obtain covenants from Underlessees against further underletting

        On the grant of any Underlease to obtain a covenant by the underlessee not to underlet or (save by way of an Assignment of the whole of the premises thereby demised) share or part with possession (other than with a members of the same group of companies as the underlessee as defined in
         Section 42 of the Landlord and Tenant Act of 1954) of the premises thereby demised or any part thereof and on any breach of such covenant to use their best endeavours to enforce observance of and compliance with such covenant

4.7      To produce assignments underleases etc for registration

         Within 21 days after any assignment or underletting of the demised premises or any part thereof or the assignment of an underlease of the demised premises or any part thereof and after any devolution of title by will or otherwise of the whole or any part of the demised premises or any mortgage charge transfer or discharge of mortgage or charge order or other disposition affecting the demised premises or any part thereof to register by notice in duplicate with and to produce to the Solicitors for the time being of the Lessors for retention by such Solicitors a certified copy of the deed or instrument effecting the same and to pay to such Solicitors a fee of 20 pounds or such greater sum as shall from time to time be reasonable for the registration thereof together with the registration fee payable to any superior Lessors together with any Value Added Tax payable thereon

4.8      To supply information

         Within one month of being requested to do so to notify the Lessors in writing of (i) the name and address of any occupier of the demised premises or any part thereof (ii) the terms of such occupation including the rent payable from time to time and (iii) the relationship of such occupier to the Lessees or any underlessees


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
4.9      To give facilities for reletting

         During the last nine months of the term hereby granted to permit the Lessors to place and retain without interference on any part or parts of the demised premises any notice for reletting and at any time to permit the Lessors to place and retain as aforesaid any notice for the sale or other disposal of the demised premises and to show the demised premises at reasonable times upon reasonable prior notice to intending or inquiring tenants PROVIDED THAT such notice for reletting or sale shall not materially obstruct or interfere with the access of light to the windows of the demised premises

4.10     To permit to view

         At all reasonable times after reasonable prior notice to permit all prospective purchasers of or dealers in the Lessors reversionary interest by order in writing of the Lessors or their agents to view and to take measurements of the premises

4.11     Group Companies

         Notwithstanding the foregoing provisions of this Clause the Lessees shall be entitled to share possession of the whole or any part of the demised premises with any members of the same group of companies as the Lessees (as defined in Section 42 of the Landlord and Tenant Act of
         1954) provided that no relationship of landlord and tenant is thereby established and provided further that such possession shall cease and determine forthwith upon such member or members of such group ceasing to be a member of the same group of companies as the


LESSEES' COVENANTS ON ALTERATIONS

5.       THE Lessees hereby further covenant with the Lessors as follows


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
5.1      Not to alter without consent

         Not to make any additions alterations or improvements to the demised premises without in each case first obtaining both the consent in writing of the Lessors and also the approval in writing of the Lessors to the plans drawings and specifications thereof (such consent and approval not to be unreasonably withheld or delayed) and to make all such additions alterations or improvements in conformity with such plans drawings and specifications to the reasonable satisfaction of the Lessors and (if reasonably required by the Lessors) under the supervision or inspection of the Lessors or their Surveyors PROVIDED ALWAYS that the Lessors may as a condition of giving such consent and approval as aforesaid require (i) the payment of their Surveyors and Solicitors reasonable and proper costs incurred in connection with the application for such consent and approval (whether or not ultimately granted) and in connection with the supervision and inspection of such additions alternations improvements and (ii) that the Lessees and any underlessees enter into such covenants with the Lessors as they may reasonably require regarding the execution and inspection of any such alterations additions or improvements to the demised premises or any part thereof and the reinstatement thereof at the determination of the term hereby granted or at or by any particular date or dates or otherwise and PROVIDED FURTHER that no such consent or approval shall be required to the erection or removal of internal demountable partitioning subject to such works causing no alterations to the air-conditioning system or other services in the demised premises and subject further to the Lessees forthwith on completion of such works giving notice with plans thereof in duplicate to the Lessors

5.2      To remove unauthorised alterations etc.

         To comply with any notice in writing from the Lessors requiring renewal of any new or additional building erection alteration notice sign advertisement renewal or replacement erected or made in breach of the provisions of this Lease and to restore the demised premises to their previous condition as required by such notice and if the Lessees shall having commenced to comply fall to proceed with such work with all due expedition within two months after service of such notice then it shall be lawful for the Lessors or their servants contractors agents and workmen to enter on the demised premises and to execute the works required to be done by such notice and the cost of so doing shall be paid on demand to the Lessors by the Lessees


5.3  Not to erect signs etc. without consent

     Not at any time during the said term to affix or exhibit in or upon the demised premises or in or upon the roof external walls or windows of the demised premises or visible from the exterior of the demised premises any sign fascia bill placard advertisement flashlight flag poster hoarding (except usual business signs exhibiting the name of the Lessees and the nature of any business carried on in the demised premises) or any mast aerial transmitter receiver dish or other similar plant or equipment in such sizes positions designs and colours as the Lessors shall previously approve in writing (such approval not to be unreasonably withheld)

5.4  Not to display goods

     Not to hang place or deposit any goods articles or things for sale display or otherwise upon the exterior of or outside the demised premises

5.5  Notice to Lessors

     On completion of the installation of anything which shall become part of the demised premises forthwith to give to the Lessors written notice of the same stating the full cost for insurance purposes for reinstatement in the event of destruction

LESSEES' COVENANTS ON USER

6.        THE Lessees hereby further covenant with the Lessors as follows:-

6.1       To use as stipulated

          To use the building forming part of the demised premises only as offices and to use the landscaped areas in the demised premises only as landscaped areas and to use those areas designated by the Lessors for parking loading and unloading in the demised premises only for such purposes and not to use the demised premises for any purposes save as herein provided

6.2 Not to keep dangerous substances or carry on dangerous activities on the premises

6.2.1 Not to bring into the demised premises or to place or store or use or manufacture or permit to remain in or about the demised premises any article or thing which is or may become dangerous offensive inflammable radio-active explosive or especially combustible

6.2.2 Without prejudice to the generality of the foregoing not to instal or erect any fuel burning apparatus fire stove engine chimney machinery and contrivances whatever other than machinery and contrivances normally used in premises similar to the demised premises and used for the purposes hereby authorised

6.3       Not to permit emission of oil etc.

6.3.1 Not to stop up or obstruct in any way whatsoever or permit oil grease alkali or other deleterious matter or substance to enter the drains and sewers of the Lessors and to employ such plant for treating any deleterious effluent before permitting the same to enter such drains and sewers as may be reasonably required by the

Lessors from time to time in accordance with best modern practice

6.3.2 Not to commit wilful or voluntary waste spoil or destruction in or upon the demised premises

6.3.3 Not to permit the emission of smoke fumes odours smells grit or noxious effluvia from the demised premises

6.4     Not to allow any nuisance auction sale public meeting etc.

        Not to use the demised premises for any illegal or immoral purpose or any noisy noxious offensive or dangerous trade or business nor to do or commit any act or keep any thing which may contravene any statute or order or local regulation or byelaw or which may tend to deteriorate the nature of any adjoining or neighbouring property or which shall or may be or become in the reasonable judgment of the Lessors a cause of a nuisance damage offence annoyance or inconvenience (whether by virtue of noise vibration smell fumes smoke soot ash dust grit dirt or any other emissions or pollution or otherwise howsoever) to the Lessors or the tenants or occupiers of any adjoining or neighbouring premises or any local or other authority nor to hold any sale by auction or public meeting upon the demised premises nor to permit any person or persons to reside or sleep at or upon the demised premises nor to keep any animals or birds on the demised premises nor to cause or permit any loudspeaker television radio set or other device to be audible outside the demised premises

6.5     To store refuse

6.5.1 Not to form a rubbish dump nor to store refuse or rubbish on the demised premises save in such position as shall be designated for such purpose by the Lessors from time to time

6.5.2 To Store free from smells all liquid and solid waste and all refuse or rubbish in properly covered purpose-designed containers or receptacles out of public view

6.5.3 Not to incinerate or process any waste refuse or rubbish on any part of the demised premises.

6.5.4 To arrange for the removal of all waste refuse and rubbish from the demised premises at least once every week.

6.6     To take and provide precautions against fire

        To take every reasonable precaution against the outbreak of fire on the demised premises and in particular to provide and construct at the Lessees' expense and to keep in good repair and condition throughout the term hereof any water supply hydrants hoses hose reels fire-fighting or fire-preventative equipment sprinklers fire alarms and fire escapes which are or shall be required to be kept on the demised premises and to comply with any requirements of the insurers or any Act of Parliament or any local or statutory authority or the local fire authorities.

6.7     Not to Overload the Structure

        Not to bring place or keep on the demised premises any heavy article in such position or in such quantity or weight or otherwise in such manner howsoever as to exceed the load bearing capabilities of the floors roofs lifts or structures of the demised premises.

6.8     Not to permit encroachments or the acquisition of rights

        Not to permit any new window light opening doorway path passage-way drain or other encroachment right or easement to be made or acquired in to against or upon the demised premises and in case any such window light opening doorway path passage-way drain or other encroachment shall be made or any such right or easement shall be threatened or attempted to be acquired to give notice thereof to the Lessors as soon as reasonably practicable and to permit the Lessors and their Surveyors servants and agents after giving reasonable prior notice in writing to enter the demised premises at reasonable times to ascertain the nature of such encroachment or easement and at the joint expense of the Lessors and the Lessees to do all such things as may be reasonably required by the Lessors for the purposes of preventing the making of such encroachment or the acquisition of such easement or right


6.9     Not to obstruct windows

        Not to stop up darken or obstruct any windows or lights belonging to the demised premises Provided That the installation of blinds or screens to reduce or eliminate the entry of light to the demised premises shall not be a breach of this covenant


6.10    Not to remove support

        Not to do anything on the demised premises which would remove support from or endanger the demised premises or any adjoining or neighboring premises


6.11    Warranty as to user

        Provided always and the Lessees hereby acknowledge that notwithstanding the foregoing provisions as to the user of the demised premises the Lessors do not thereby or in any other way give or have given at any other time any representation or warranty that any such user is or will be or will remain a permitted user within the provisions of the Planning Acts (as defined in this Lease) nor shall any consent in writing which the Lessors may hereafter give to any change of user be taken as including any such representation or warranty and that notwithstanding that any such user as aforesaid is not a permitted user within such provisions as aforesaid the Lessees remain fully bound and liable to the Lessors in respect of the obligations undertaken by the Lessees by virtue of these presents (save any obligations which cannot be performed by reason of such user no longer being permitted by the Planning Acts) without any compensation of any kind whatsoever


LESSEES' COVENANTS ON STATUTORY PROVISIONS

7.      THE Lessees hereby further covenant with the Lessors as follows:-


7.1     To comply with statutory provisions

        At all times during the said term to observe and comply in all respects with the provisions of Acts of Parliament already or hereafter to be passed so far as they relate to or affect the demised premises or any addition or improvements thereto or the user or occupation thereof for any purpose or the employment therein of any person or persons (including as to their safety health and welfare) or the use of any fixtures machinery plant equipment or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide or maintain all arrangements which by or under any enactment by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the said term upon or in respect of the demised premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons fixtures machinery plant equipment or chattels as aforesaid whether by the owner or occupier thereof and to indemnify the Lessors at all times against all penalties costs charges and expenses of or incidental to the execution of any works or the provisions or maintenance of any arrangements so directed or required as aforesaid and not at any time to do or omit on or about the demised premises any act or thing by reason whereof the Lessors may under any enactment incur or have imposed upon them or become liable to pay any penalty damage compensation costs levy charge or expenses

7.2     To comply with Factories Act etc.

        Without prejudice to any other provision of this Lease to complete and carry out all works required by the Fire Officer and all works required under and thereafter to comply with the requirements of the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Factories Act 1961 and the Health and Safety at Work Etc. Act 1974 whether imposed by those Acts upon the Lessors or the Lessees and at all times during the term hereby granted to indemnify and keep indemnified the Lessors against the consequences of any breach or non-observance thereof and without prejudice to the generality of the foregoing not to permit or suffer to be working in the demised premises at any one time such a number of persons that the requirements as to sanitary conveniences or washing facilities prescribed by the said Acts will not be complied with

7.3     To inform Lessors of Notices received

        Within seven days of the receipt of notice of the same to supply full particulars and two copies to the Lessors of any permission notice order or direction or any proposal for a notice order or direction made given or issued by any government department or local or public authority or statutory undertaking or public health inspector or duly authorised officer or Court of Competent Jurisdiction under or by virtue of any statutory powers AND ALSO without delay to take all reasonable or necessary steps to comply with any such notice or order AND ALSO at the request of the Lessors and at the cost of the Lessors to make or join with the Lessors in making such objections or representations against or in respect of any such notice order direction or proposal as aforesaid as the Lessors shall deem expedient

7.4    Planning Acts

7.4.1 In this clause the following expressions bear the following meanings namely:-

       "Planning Acts" means the Town and Country Planning Act 1990 and any Act or Acts regulating or imposing a tax charge or levy relating to development of land

       "planning permission" means any permission consent or approval required given or deemed to be given under Planning Acts

       To comply with Planning Acts

7.4.2 At all times during the said term to comply in all respects with the provisions and requirements of Planning Acts and of all licences consents permissions and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the demised premises or all operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the user thereof for any purpose and to do and execute all such works and things as shall be directed or necessary under Planning Acts in respect of the demised premises or any part thereof whether by the owner or occupier landlord or tenant thereof

       To obtain consents

7.4.3 During the said term so often as occasion shall require at the expense in all respects of the Lessees to obtain all such licences consents and permissions and serve all such notices as may be required for the carrying out of any operations on the demised premises or the institution or continuance thereon of any use thereof which may constitute development but so that the Lessees shall not make application for planning permission or serve any such notices without the previous written consent of the Lessors (such consent not to be unreasonably withheld) provided that the Lessors shall be entitled to withhold such consent where they reasonably consider that the making of any such application or service of any such notice would lead either to the acquisition by any authority body or person of the Lessors' interest in the demised premises or a substantial part thereof or to material adverse financial or fiscal consequences upon the Lessors and provided that the Lessees shall indemnify the Lessor against all proceedings costs expenses claims charges and demands whatsoever in respect of any such applications or notices

       To supply details

7.4.4 To give notice to the Lessors of the grant or refusal of planning permission relating to the demised premises or any part thereof within seven days of such grant or refusal together with (if reasonably required by the Lessors) copies of the applications for such planning permission the drawings plans and specifications lodged therewith and the notice of grant or refusal (as the case may be)

       Charges

7.4.5 To pay and satisfy any charge or levy that may now or hereafter be imposed under Planning Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as aforesaid

       To serve Notices

7.4.6 Notwithstanding any consent which may be granted by the Lessors under this Lease or otherwise not to carry out or make any alteration or addition to the demised premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Lessors' consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before all necessary notices under Planning Acts in respect thereof have been served or before all such notices and all such necessary planning permissions have been produced to the Lessors and in the case of a planning permission acknowledged by the Lessors in writing as satisfactory to such acknowledgment not to be unreasonably withheld or delayed

        To complete works

7.4.7 Unless the Lessors shall otherwise direct to carry out and complete before the expiration or sooner determination of the said term

7.4.7.1 any works stipulated to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun by or on behalf of the Lessees or their underlessees before such expiration or determination and

7.4.7.2 any development begun by or on behalf of the Lessors upon the demised premises in respect of which the Lessors shall or may be or become liable for any tax charge or levy under Planning Acts

        To produce documents

7.4.8 If and when called upon so to do to produce to the Lessors all such plans documents and other evidence as the Lessors may reasonably require in order to be satisfied that the provisions of this covenant have been complied with in all respect

        To indemnify and to notify

7.4.9.1 To bear pay and indemnify the Lessors against all costs and expenses which the Lessors may themselves incur or be required to bear pay or contribute towards the expenses of any planning authority or government department incurred pursuant to Planning Acts in enforcing and carrying into effect planning control with regard to any development upon or use of the demised premises by the Lessees or their tenants or underlessees

7.4.9.2 Upon becoming aware of any defect to notify the Lessors in writing of any defect in or want of repair to the demised premises for which the Lessors may be primarily or wholly responsible under the terms of this Lease or any Act or Acts for the time being in force.

7.4.9.3 To indemnify the Lessors against all liability costs and expenses reasonably and properly incurred by the Lessors in respect of all claims made by any person or body arising out of the Lessees' failure to keep the demised premises in repair in accordance with the covenants in that behalf contained in this Lease or to carry out their obligations imposed by paragraph 7.4.9.2 of this sub-clause

LESSEES' GENERAL COVENANTS

8.      THE Lessees hereby further covenant with the Lessors as follows:-

8.1     To give access for repairs or alterations to adjoining premises etc.

        To permit the Lessors and their agents or workmen and the tenants and occupiers of any adjoining or neighbouring land or premises at any time during the said term hereby granted at reasonable hours in the daytime and upon giving reasonable prior notice in writing (except in the case of emergency) to enter upon the demised premises with or without plant and equipment for the purpose of cleansing or executing repairs or alterations of any kind whatsoever to or upon any adjoining or neighbouring premises where such works are necessary and cannot conveniently otherwise be carried out or for complying with the covenants on the part of the Lessors contained in this Lease the person exercising such rights exercising the same with all due diligence and causing as little inconvenience and disruption to the Lessees or other occupiers of the demised premises as possible and making good forthwith to the reasonable satisfaction of the Lessees any damage caused to the demised premises PROVIDED THAT the Lessors shall ensure that the demised premises continue to be fit for occupation and use and that access to and egress from the demised premises shall not be adversely affected or that alternative not materially less commodious access and egress shall be PROVIDED FURTHER THAT in the case of any works which may cause vibration of or physical damage to any equipment used for the purpose of Lessees business the Lessor shall give to the Lessee at least 28 days prior notice in writing to enter and execute such works

8.2       To permit access for inspection and to repair on notice being given

          To permit the Lessors and their agents or workmen upon giving reasonable prior notice in writing (except in the case of emergency) with or without workmen and others from time to time and at all reasonable times during the said term to enter upon the demised premises and to inspect the condition or user thereof and of all defects decays and wants of reparation then and there found for which the Lessees are liable hereunder and to give or leave notice in writing on the demised premises to remedy the same and that the Lessees will within three months then next following such notice (or sooner if requisite) commence and therefor proceed with all due expedition well and substantially to repair and amend the same accordingly

8.3 To permit access for the Lessors to carry out repairs on default by Lessees

          To permit the Lessors and their agents with or without workmen and others after giving prior notice in writing (except in case of emergency) to enter the demised premises and carry out all or any repairs or other works which the Lessees are liable to execute in all cases in which the Lessees shall not have started to execute the same within two months after receiving notice so to do or in which the Lessees having started to execute the same have failed to proceed with all reasonable expedition to complete the same and in such cases to pay to the Lessors on demand the cost of such repairs or works together with all Solicitors and Surveyors charges and other expenses which may be incurred by the Lessors in connection therewith but this covenant shall in no way relieve the Lessees from their liability to execute such repairs or works

8.4       To pay costs

          To pay on demand to the Lessors all proper and reasonable costs charges and expenses (including all such costs charges and expenses payable to Surveyors or other agents) which may be incurred by the Lessors:-

8.4.1 in or in contemplation of any application to any planning authority by the Lessees or their Underlessees

8.4.2 in connection with the recovery of arrears of rent or other sums payable by the Lessees under the provisions of this Lease and in the preparation and service of any lawful notice under Sections 146 and 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 or the taking of steps subsequent to that notice or the effecting of any forfeiture whether or not requiring such notice notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

8.4.3 in the enforcement or attempted enforcement of any covenant on the part of the Lessees herein contained

8.4.4 in the preparation of the service of and negotiations consequent upon the service upon the Lessees of any notice specifying a breach of covenant or a schedule of dilapidations served during or within 6 months after the end or sooner determination of the term hereby granted

8.4.5 in considering any application to the Lessors for any consent licence or approval to or of any document plan act deed or thing required under the provisions of this Lease whether or not such consent licence or approval shall be refused or granted in whole or in part or subject to any lawful conditions and qualifications and unless such consent or approval is unreasonably refused

8.4.6 in the supervision inspection or approval of any works to be carried out by the Lessees

8.4.7 in the valuation from time to time (but not more than once in every twelve month period) of the demised premises for the purpose of ascertaining the full reinstatement cost for insurance purposes

And to keep the Lessors fully and effectually indemnified against all costs as aforesaid and all proceedings expenses claims and demands whatsoever in respect of the said applications consents notices negotiations and proceedings

8.5     To indemnify the Lessors against certain claims

        To indemnify the Lessors in respect of all costs losses damages expenses and liability to or incurred by the Lessors or any adjoining or neighbouring owner tenant or occupier or other person or local or other authority which may be caused by or may arise out of:-

8.5.1 any defect in the construction or execution by the Lessee of any alteration or addition to the demised premises

8.5.2 any interference or obstruction by the Lessee of any right of light or other right now existing for the benefit of any neighbouring property

8.5.3 any stoppage by the Lessee of the drains used in common with occupier of adjoining or neighbouring property

8.5.4   any contravention by the Lessee of the Planning Acts

8.5.5 any failure on the part of the Lessees to comply with their obligations under this Lease

8.5.6 any act neglect or default of the Lessees their underlessees or their respective agents servants licensees or invitees

8.6     To pay VAT

8.6.1 All rents hereby reserved and payments due to the Lessors under this Lease being exclusive of Value Added Tax to pay (in addition to such rents and payments payable by the Lessees to the Lessors) any Value Added Tax which the Lessors are entitled or required to charge in respect thereof

8.6.2 When making reimbursement under this Lease to the Lessors of costs and expenses incurred by the Lessors (including but not limited to any Surveyors' or Solicitors' charges) to pay (subject to the presentation of a valid VAT invoice in the Lessee's name) the Value Added Tax incurred by the Lessors in respect thereof save to the extent that such Value Added Tax may be recoverable as input tax by the Lessors

8.7     To observe regulations

        To observe and perform any reasonable regulations made by the Lessors from time to time in relation to the demised premises

8.8       New surety

          If at any time during the term hereby granted the Surety (if any) or any guarantor for the person or company in whom this Lease is then vested or (where the surety or any guarantor comprises more than one person) any one or more of those persons either dies becomes bankrupt or has a receiving order made against him or being a company enters into liquidation whether compulsory or voluntarily or an application is made for a receiver or administrator or administrative receiver to be appointed of all or any part of its assets to give notice in writing to the Lessors forthwith with full details and within thirty days of being so requested by the Lessors to procure at the expense of the Lessees in all respects that some other person or persons reasonably acceptable to the Lessors shall enter into surety covenants with the Lessors in the terms set out in the Second Schedule hereto

8.9       To observe covenants

          So far only as the same relate to the demised premises and are from time to time subsisting and capable of taking effect to perform and observe the obligations on the part of Crest Estates Limited contained in the Transfer Deeds (as varied by the Supplemental Deeds) and in the Supplemental Deeds and in Clauses 4 and 5 of the Council Deed and to indemnify the Lessors against all costs claims demands and liability in respect thereof

LESSORS' COVENANTS

9.        THE Lessors HEREBY COVENANT with the Lessees as follows:-

9.1 That the Lessees paying the rents hereby reserved and observing and performing the Lessees covenants and conditions herein contained shall and may peaceably possess and enjoy the demised premises for the term hereby granted without any interruption or disturbance by the Lessors or any person lawfully claiming through under or in trust for them

9.2       To insure

          To insure and (unless the policy or policies so effected shall be void or voidable or payment of the policy moneys withheld or refused in whole or in part by reason of any act neglect or default of the Lessees or any underlessees or their respective servants agents licensees or invitees) to keep insured the demised premises (provided that the Lessor shall not be obliged to insure any tenant's fixtures or fittings which may become Landlord's fixtures and fittings until the Lessee has notified the Lessor in writing of the reinstatement value thereof) in the joint names of the Lessors and the Lessees with some Insurance Office of repute or with reputable Lloyds Underwriters against loss or damage by fire and such other usual insurable risks (hereinafter called "the insured risks") as the Lessors may from time to time reasonably determine (due regard being had to any representations made by the Lessees with regard to the type of risks and level of cover) in a sum sufficient in the reasonably held opinion of the Lessors to cover the full rebuilding cost (including sums for demolition and clearance costs and proper architects surveyors and engineers fees Value Added Tax at the rate from time to time appropriate and a due allowance for cost increases over the likely rebuilding period) of the demised premises and also against the loss of rent hereunder from time to time payable for such period (being not less than three years) as is reasonably required by the Lessors from time to time having regard to the likely period required for reinstatement in the event of both partial and total destruction and in an amount which would take into account potential increases of rent in accordance with the rent review provisions contained in the Third Schedule hereto subject in all cases to any excesses exclusions conditions and limitations common to insurance of similar premises imposed by the insurers or underwriters and to the exclusion of such risks as cannot reasonably be insured by the Lessors on reasonably satisfactory terms or as the Lessors' insurers or underwriters have reasonably refused to insure Provided Always that the Lessors shall not be under any obligation to insure any fixtures or fittings installed by the Lessees which have become part of the demised premises unless the Lessees shall have given to the Lessors written notice of such installation and of the full cost of reinstatement thereof and the Lessors have agreed with the Lessees at their request to effect the insurance thereof.

9.3     To rebuild and reinstate

        Subject to sub-clause 9.4 hereof in the event that the demised premises shall be destroyed or damaged by any of the risks insured against by the Lessors as aforesaid to rebuild reinstate and make good (as the case may be) the demised premises with all reasonable speed when it is lawful so to do (except fixtures and fittings therein in respect of which the Lessees have not given written notice of the installation thereof as herein provided) and in case of rebuilding or substantial reinstatement this covenant by the Lessors shall be satisfied if the Lessors provide in the premises so rebuilt or reinstated accommodation as convenient and commodious as is reasonably practicable but not necessarily identical to the demised premises as the same existed prior to such damage or destruction PROVIDED THAT the Lessors shall not be liable to rebuild or reinstate the demised premises if:

9.3.1 the Lessors are unable having used all reasonable endeavors to obtain all consents necessary to execute such rebuilding and reinstatement; or

9.3.2 rebuilding or reinstating shall be frustrated for any other reason and then in either case the Lessors shall be entitled to retain for their own benefit all insurance monies received or receivable

9.4    Right to determine

       In any case in which after any destruction or damage to the demised premises by any of the risks insured against by the Lessors as aforesaid the demised premises shall not be rebuilt or reinstated within the period of two years and nine months the Lessors or the Lessees may determine this Lease by giving not less than three months written notice to the other whereupon this Lease shall absolutely determine but without prejudice to any claim by any party in respect of any antecedent breach non-observance or non-performance of any of another party's covenants and the conditions herein contained and all insurance moneys and the interest earned thereon shall become the absolute property of the Lessors

9.5    For suspension of rent in case of damage by fire etc.

       In the event that the demised premises shall be destroyed or damaged by any of the risks insured against by the Lessors (unless as aforesaid provided in Clause 9.2) so as to be unfit for occupation or use then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable by the Lessees from the date of damage or destruction until the demised premises are restored fit for use and occupation by the Lessees or until the expiration of three years (or such longer period as shall have been insured by the Lessors as aforesaid) whichever shall first occur

9.6    Design Faults

       Notwithstanding the Lessees' covenants in these presents contained the Lessors covenant with the Lessees that if in relation to the design or construction of the demised premises there exist or appear in the demised premises (including the air conditioning equipment and the lift) any defect or faults of which the Lessees give to the Lessors full and detailed particulars and where and only where the Lessors have the benefit of a right to claim under a warranty and where they are advised that the claim has a reasonable prospect of success and where there is a reasonable prospect of recovery then the Lessors will at the request of the Lessees use their reasonable endeavors at the Lessees expense including the provision of reasonable security for costs from the Lessee upon demand reasonably made enforce against the party or parties responsible therefor their respective obligations to remedy the same or otherwise or alternatively to recover from the said party or parties the cost of and incidental to carrying out appropriate remedial works or other measures before seeking to enforce the Lessees' covenants herein contained in respect of such matters Provided that nothing in this clause shall detract from the Tenant's covenant to repair the demised premises save to the extent that the Lessor recovers sums in respect of such defects or faults and provided further that the Lessee shall indemnify the Lessor against all costs claims demands and expenses incurred by the Lessor including the costs or claims of any third party in pursuing such claims pursuant to a request by the Lessee except to the extent that the Lessor actually recovers a contribution thereto from a third party

PROVISO FOR RE-ENTRY

10. PROVIDED ALWAYS that if the rents or any part thereof hereby reserved or made payable shall at any time be unpaid for the space of 14 days after the same shall have become due (whether the same shall have been legally demanded or not) or in the case of the breach non performance or non-observance of any of the Lessees' covenants herein contained or if the Lessees being a Company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or have a Receiver Administrator or Administrative Receiver appointed in respect of the whole or any part of the undertaking or assets of the Lessees or if the Lessees or any assignees of the Lessees or if more than one if any of them shall become bankrupt or make any assignment for the benefit of creditors or enter into any agreement or make any arrangement with creditors for liquidation of their debts by composition or otherwise or suffer any lawful distress or process of execution to be levied on their goods then and in any of the said cases it shall be lawful for the Lessors (notwithstanding the waiver of any previous right of re-entry) to enter into and upon the demised premises or any part thereof in the name of the whole and to repossess the same as of their former estate but without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the other party's covenants herein contained

GENERAL PROVISOS AND AGREEMENTS

11.    PROVIDED FURTHER AND IT IS HEREBY AGREED AS FOLLOWS:-

11.1   Service of Notice

       Any notices required by this Lease to be served on the Lessors or the Lessees shall be in writing and may be given either in any of the modes provided by Section 196 of the Law of Property Act 1925 (as amended) with respect to notices to be given to the Lessors or the Lessees (as the case may be) under that Act or in the case of a notice requiring to be served upon the Lessees by such notice being affixed to or delivered to or sent by pre-paid postage to the demised premises addressed to the Lessees for the time being

11.1   Interest

       If any sum payable by the Lessees to the Lessors under the provisions of this Lease shall not be paid upon the date upon which it is due the same shall be payable with interest thereon at the rate of 3% per annum above National Westminster Bank PLC Base Rate from time to time calculated on a day to day basis from the said day upon which it is due to the date of payment in full of the same together with interest thereon and compounded at quarterly rests on the usual quarters days PROVIDED that this clause shall not apply to rent unless and until it shall be unpaid for the space of fourteen days after the same shall have become due and shall not apply to any other sum payable under this Lease unless and until it shall be unpaid for the space of thirty days but so that interest shall thereupon in either case be payable in accordance with the provisions herein contained calculated from the due date for payment of such rent or other sum to the date of payment in full of such rent and interest thereon or re-entry which ever shall be the later

11.2    Lessors as Lessees' agent

        The Lessees irrevocably appoint the Lessors to be the Lessees' agent to store and/or dispose of any of the Lessees' fixtures and fittings furniture and effects left by the Lessees on the demised premises for more than thirty days after the expiry or sooner determination of the term hereby granted on any terms which the Lessors think fit without the Lessors being liable to the Lessees save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Lessors

12. THE Surety hereby covenants with the Lessors in the term set out in the Second Schedule hereto

INTERPRETATIONS

13. IN this Lease and in any document ancillary or supplemental hereto unless the contrary intention appears:-

13.1 words importing the masculine gender shall include the feminine and neuter genders and vice versa

13.2    words in the singular shall include the plural and vice versa

13.3 where the "Lessees" or "Sureties" comprise two or more persons all covenants and agreements on the part of such persons herein contained shall be deemed to be made jointly and severally

13.4 the expression "the demised premises" shall (save where expressly specified to the contrary herein) include the whole of the said premises and/or each and every part thereof

13.5 any covenant on the part of the Lessees not to do any act deed or thing shall include a covenant not to allow or permit such act deed or thing to be done

13.6 any reference to any Act of Parliament shall include reference to any Act or Acts amending or replacing the same or any order instrument bye-law or regulation made or to be made thereunder

13.7 any reference to the term hereby granted shall include reference any holding over or of any extension of such term

13.8 where any consent licence or approval of the Lessors is required hereunder such consent licence or approval may be considered refused or granted by or under the hand of such qualified surveyor (whether employed by or otherwise engaged by the Lessors) as the Lessors may from time to time nominate in respect of matters relating to the demised premises to the period of

HEADINGS

14. THE headings to the clauses and sub-clauses are inserted for convenience of reference only and shall not in any manner affect the construction meaning or effect of anything herein contained or govern the rights and liabilities of the parties hereto

15. It is hereby certified that this Lease is not made pursuant to any Agreement for Lease

IN WITNESS whereof the parties have caused this Deed to be duly executed the day and year first above written


                      THE FIRST SCHEDULE ABOVE REFERRED TO

1.        First five years of the term

1.1 The rent payable during the first (sixteen and a half months) of the term shall be one red rose

1.2 The rent payable from the expiry of the rent-free period referred to in 1.1 up to and including 24th March 2003 shall be 255,000 Pound Sterling per annum.

2.        "Rent Period"

          For the purposes of this Schedule the expression "rent period" means and includes each of the successive periods of five years commencing at the ends of the fifth tenth and fifteenth years of the term hereby created

3.        "Annual rack rent value"

          For the purposes of this Schedule the expression "annual rack rent value" means at any date the best yearly rent reasonably obtainable for the demised premises at such date

3.1       Assumptions

          on the basis and assumption:


                                   (REVISED)

3.1.1 that at such date the demised premises have been fully fitted out by the Lessees and are ready for immediate beneficial occupation and use and

3.1.2 that no work has been carried out upon the demised premises by the Lessees or their predecessors in title which has diminished the rental value of the demised premises except to the extent that it has been carried out pursuant to any statutory requirements or the requirement of any local authority or other public body and

3.1.3 that if the demised premises have been damaged they have been fully restored and

3.1.4 that the covenants contained in this Lease have been fully performed and observed by the Lessees until such date and

3.1.5 that prior to such date the willing tenant has occupied the demised premises under licence and without payment of rent or any other fee for such period as might then be expected to be available to the willing tenant in the open market for the purposes of fitting out the demised premises

3.2       Terms of Lease

          having regard to market rental values current at such date for property similar in size and quality to the demised premises in similar locations let by a willing landlord to a willing tenant without a premium with vacant possession and subject to the same terms and conditions (other than as to the amount of the rent hereby reserved) as are contained in this Lease including the provisions of this Schedule for a term from the commencement of such rent period equal to the residue of the original term hereby granted or ten years (whichever shall be the longer period) and

3.3     Disregards

        disregarding any effect on rent of

3.3.1 the fact that the Lessees have been in occupation of the demised premises and

3.3.2 any goodwill attached or attributable to premises by reason of any trade or business the Lessees and

3.3.3 any works and improvements (shown to be such by the Lessees) made to the demised premises by the Lessees during the term hereby granted at the sole expense of the Lessees (without liability on the part of the Lessors to contribute or to pay compensation in respect thereof) with the prior written consent of the Lessors other than in pursuance of any obligation on the part of the Lessees or under any document or in consideration of any reduction or abatement of rent or fee payable under any license or agreement during any period whether prior to or during the term hereby granted and

3.3.4 any statute enactment order rule regulation principle or other thing or matter at the date hereof or at any time hereafter applying or in force restricting the amount the yearly rent which the Lessors may lawfully demand and receive or which the Lessees may lawfully pay and

3.3.5 the existence in the open market of (and the absence from the letting to the willing tenant of) any rent free period or concessionary rent period or any discount benefit reduction allowance or contribution whether (1) given as compensation for the cost of fitting out which on a new letting with vacant possession might be granted to the willing tenant or (2) given as an inducement or incentive to enter into a new Lease but not for the purpose of an increase in rent to the intent that such annual rack rent value shall be that which would be payable after the expiry of any such rent free or concessionary period and after receipt of any such discount benefit reduction allowance contribution inducement or incentive

3.3.6 that the willing tenant and its potential assignees or underlessees of the demised premises suffer no disadvantage at such date or at any time during the term arising from an actual or potential election by the Lessors to waive exemption in respect of Value Added Tax so far as concerns rent or any other taxable supply received by the Lessee under or in connection with this Lease

4.      Rent payable

        The amount of the yearly rent payable under this Lease for each rent period shall be the greater of the following amounts namely:

4.1 the amount of the yearly rent payable under this Lease for the year immediately preceding such rent period or

4.2 the amount of the annual rack rent value of the demised premises at the commencement of such rent period

5.      Disputes

        The annual rack rent value of the demised premises at the commencement of each rent period unless agreed between the Lessors and the Lessees not later than two calendar months before the commencement of such rent period or such later date as shall be agreed in writing by the Lessors and the Lessees shall be determined on each such occasion by an independent Surveyor who is actively involved in letting office premises in the neighborhood of the demised premises to be agreed upon by the Lessors and the Lessees and in default of agreement to be appointed by the President of the Royal Institution of Chartered Surveyors on the written request of the Lessors or of the Lessees at any time or times after failure to reach an agreement as aforesaid (or if such President shall be unable or unwilling to make such appointment such Surveyor shall be appointed by such officer of such professional body of surveyors as the Lessors shall designate) and it is hereby declared

5.1      that the said Surveyor so appointed shall act as an expert

5.2 that the said Surveyor shall have regard to any written submissions to him by or on behalf of the Lessors or the Lessees

5.3 that no notices or correspondence headed "without prejudice" between the Lessors and the Lessees or their respective servants employees and agents shall be disclosed to the said Surveyor

5.4 that the decision of the said Surveyor shall be final and binding on the parties hereto

5.5 that the fees of the said Surveyor and the costs of shall be borne as the said Surveyor shall direct

5.6 that if either party shall fail on demand to pay any part of the fees or costs of appointment of the said Surveyor which such party is due to pay then the other shall be entitled to pay the same and shall be entitled to recover the same from the party failing so to pay as a debt; and

5.7 that if the said Surveyor shall die delay or become unwilling or incapable of acting or if the President of the Royal Institution of Chartered Surveyors shall in his absolute discretion think fit the said President (or such other officer as aforesaid) may discharge the said Surveyor and appoint another Surveyor in his place

6.       Delay

         For the avoidance of doubt it is hereby agreed and declared that if for any reason whatsoever the yearly rent payable during any year of the term or during any rent period shall not have been determined by the commencement of such year or rent period the rent when so determined shall nevertheless by payable with effect from the commencement of such year or rent period the Lessees being liable to pay in the meantime the same yearly rent as was payable in the year immediately prior to the commencement of such year or rent period and the Lessees being liable to make up any deficit forthwith on determination thereof and to pay by way of additional rent an amount equal to interest at the rate of National Westminster Bank PLC Base Rate from time to time such interest to be calculated on a day to day basis upon the whole or (as the case may be) part or parts of such deficit from the date or dates when such deficit or part or parts thereof would have been due and payable to the Lessors hereunder if the yearly rent for such year or rent period had been determined before the commencement of such year or rent period down to the date of payment of the whole or part (as the case may be) of such deficit

7.       Rent freeze

         If at the commencement of any rent period or at the date of determination of the yearly rent payable at the commencement of any rent period the Lessors shall be prohibited by any enactment (which expression shall include any Act of Parliament or instrument regulation or order) from receiving the whole of such yearly rent in accordance with the terms of this Lease then the Lessors shall on the occasion when such enactment is or is to be removed relaxed or modified be entitled to give one month's notice in writing to the Lessees expiring at any time on or after the date of such removal relaxation or modification requiring re-assessment of the yearly rent payable for the remainder of the rent period in which the expiry of such notice fails by reference to annual rack rent value as at the date of expiry of such notice such re-
        assessment to be carried out and the provisions of this Paragraph to apply as if a new rent period had been created commencing on the date of expiry of such notice and ending on the expiry of the then current rent period (as defined in paragraph 3 of this Schedule)

8.      Memorandum

        The amount of the yearly rent payable in respect of the fifth years of the term and each subsequent rent period once calculated in accordance with the provisions of this Schedule shall be recorded on a memorandum to be prepared by the Lessors' Solicitors the reasonable cost of the same to be paid by the Lessees to be signed by or on behalf of the Lessors and the Lessees and to be attached hereto

                     THE SECOND SCHEDULE ABOVE REFERRED TO

                     COVENANTS AND AGREEMENTS BY THE SURETY

1.      The Surety covenants with the Landlord as a primary obligation:

1.1 that the Lessees or the Surety shall at all times during the term hereby granted duly perform and observe all the covenants conditions and other provisions on the part of the Lessees to be observed and performed in this Lease (including the payment of the rents and all other sums from time to time payable under this Lease) in the manner and at the times specified and shall indemnify the Lessors against all actions proceedings losses liabilities costs damages expenses claims and demands sustained by the Lessors in any way arising out of or resulting from any default by the Lessees in the performance and observance of any such covenants conditions and other provisions

1.2 that if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease or this Lease shall be forfeited or the Lessees shall die or cease to exist (the date on which any such event occurs being referred to in this Schedule as "the Relevant Date") then the Surety shall (if the Lessors by notice in writing given to the Surety within six months after the Relevant Date so require) accept from and execute and deliver to the Lessors a counterpart of a new lease of the demise premises for a term commencing on the Relevant Date and continuing for the residue then remaining unexpired of the term hereby granted such new lease to be at the cost of the Surety and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease and

2. The Surety is jointly and severally liable with the Lessees (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Lessees' covenants conditions and other provisions contained in this Lease and the Lessors in the enforcement of their rights may proceed against the Surety as if the Surety were named as the Lessees in this Lease

3. None of the following (or any combination of them) shall release determine discharge or in any way lessen or affect the liability of the Surety as principal debtor under this Lease or otherwise prejudice or affect the liability of the Surety to accept a new lease in accordance with the provisions of this Schedule:-

3.1 any neglect delay or indulgence or extension of time given by the Lessors in enforcing payment of the rents or any other sums due under this Lease or in enforcing the performance or observance of any of the Lessees' covenants conditions or other provisions contained in this Lease

3.2 any refusal by the Lessors to accept rents tendered by or on behalf of the Lessees following a breach of covenant by the Lessees

3.3 any variation of the terms of this Lease (including any reviews of the rents payable under this Lease) (other than a material substantial variation of this Lease having adverse financial effect to which the Surety is not a party) or the transfer of the Lessors' reversion

3.4 any other act omission matter or thing of any kind by virtue of which (but for this provision) the Surety would be exonerated either wholly or in part (other than a release under seal given by the Lessors)


4. This guarantee shall subsist for the benefit of the successors and assigns of the Lessors under this Lease without the necessity for any assignment of it


                               THE THIRD SCHEDULE

               CIRCUMSTANCES TO BE SATISFIED PRIOR TO ASSIGNMENT


1. The proposed assignee does not have the benefit of diplomatic or state immunity (but to avoid doubt this circumstance shall not apply where the proposed assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any Department thereof)

2. The proposed assignee and/or any proposed guarantor of the assignee is a company registered in (or if an individual is resident in) a jurisdiction in which the order of a Court obtained in England and Wales will be enforced without any substantial consideration of the merits of the case


                              THE FOURTH SCHEDULE

               CONDITIONS TO BE COMPLIED WITH PRIOR TO ASSIGNMENT

1. On or before any assignment and before giving occupation to the assignee if reasonably required by the Landlord the delivery to the Landlord by the Tenant and the immediate former Tenant who is to be released from liability in the circumstances described in Section 11(2) of the 1995 Act of an authorised guarantee agreement (as provided for in Section 16 of the 1995
     Act) in such reasonable form as shall be agreed between the Landlord and the Tenant

2. On or before any assignment and before giving occupation to the assignee any guarantor of the Tenant's obligations under the Lease shall covenant by way of indemnity and guarantee (if more than one jointly and severally) and in such form as the Landlord shall reasonably require that the Tenant will observe and perform all its covenants and obligations under any authorised guarantee agreement entered into by the Tenant

3. The payment to the Landlord of all rents which have fallen due under the Lease prior to the date of the proposed assignment except in the case of bona fide dispute or where the Tenant has made an unconditional offer to pay and the Landlord has refused to accept it

4. The remedying of any subsisting material breach of any Tenant covenant and/or any personal covenant on the part of the Tenant in this Lease which is capable of remedy

5. Before the Landlord grants its formal consent to the assignment the Tenant pays all reasonable costs fees and expenses and internal administrative costs (including legal surveyors and other professional fees disbursements and Value Added Tax) properly incurred by the Landlord in connection with the Tenant's application for consent

6. Any other requirements which the Landlord reasonably imposes as a condition of granting consent have been complied with

Executed as a deed (but not delivered until the date hereof) and Signed as a deed by Symantec (UK) Limited acting by two directors:

/s/ DEREK WITTE (director)

/s/ HOWARD BAIN III (director)


THE COMMON SEAL of    )
SYMANTEC              )
CORPORATION           )        /s/ DEREK WITTE
was hereunto affixed  )
in the presence of    )


EXECUTED AS A DEED (but not delivered until the date hereof) by SYMANTEC CORPORATION acting by [Derek Witte] its duly authorized signatory in the presence of:

/s/ DEREK WITTE

WITNESS
              /s/ DAKIN FERRIS

NAME:         Dakin Ferris
Address:      10201 Torre Ave.
              Cupertino, CA 95014

Description:  Corporate Counsel

THE COMMON SEAL of       )

HILL SAMUEL BANK         )

LIMITED was              )                                        [SEAL]

hereunto affixed in the  )

presence of              )


                     Director   /s/ Hill Samuel Bank Limited

          Assistant Secretary   /s/ Hill Samuel Bank Limited








                                       52